Exhibit 99.1

Monster Worldwide Reports Second Quarter 2009 Results

Loss per Share from Continuing Operations of $0.01; Non-GAAP Diluted Earnings per Share at $0.03

Total Revenue of $223 Million; Non-GAAP Total Revenue of $224 Million

Non-GAAP Operating Expenses of $216 Million Decline 22% over Prior Year, and 15% Sequentially

Net Cash and Securities of $235 Million

Monster Announces Positive Beta-Testing Results for New Employer Search Product

New York, July 30, 2009— Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the second quarter ended June 30, 2009.

Second Quarter Results
Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide, said, “Despite the challenging operating environment, we continue to invest in product innovation, technology, new verticals, global reach and sales force expansion, while at the same time successfully reducing operating expense and lowering our cost basis. We are confident that these initiatives, combined with the powerful Monster brand and our strong balance sheet, will capture global market share and provide a solid base for future long term growth and profitability.”

Mr. Iannuzzi added, “We are very encouraged by the beta tests for our new employer search product. Customer feedback continues to be very positive. This technology better enables recruiters to search relevant skills, work experience, education and other meaningful qualifications, and then analyzes, ranks and compares the information quickly and efficiently. Monster is driving efficiency and cost savings for our customers and improving our overall value proposition.”

Total revenue was $223 million, compared with $354 million in the comparable quarter of 2008, a 37% decline due to the global economic recession. Monster generated 42% of its revenue outside the United States and total revenue was negatively impacted by $16 million from unfavorable foreign exchange rates.

Careers non-GAAP revenue decreased 40% to $191 million. North America generated revenue of $102 million compared with $164 million in the prior year period, a 38% decline. International non-GAAP revenue was $89 million, a 43% decline over the prior year period, or a 37% decrease excluding currency and the contribution from ChinaHR. Internet Advertising & Fees generated revenue of $33 million, essentially flat with last year’s second quarter revenue.

Consolidated operating expenses were $223 million, and the loss from continuing operations was approximately $1 million, or $0.01 per diluted share, compared to income from continuing operations of $19 million, or $0.15 per diluted share, in the comparable 2008 period. Operating results for the second quarter of 2008 included a $40 million charge for settlement costs and litigation related to its historical stock option practices. Foreign exchange rates negatively impacted consolidated operating income by approximately $1 million.

Income from continuing operations for the three months ended June 30, 2009 includes pre-tax pro forma adjustments that include: $5 million of expenses associated with the Company’s restructuring plan; $2 million of legal fees, primarily related to the Company’s obligation to indemnify former officers for their defense in connection with the ongoing litigation related to historical stock option grant practices; and a $0.7 million reduction to total revenue due to the purchase accounting adjustment for ChinaHR. As a result, the Company recorded total pre-tax pro forma adjustments of approximately $8 million. These pro forma items are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.

On a non-GAAP basis, the Company generated revenue of $224 million and $216 million of operating expenses. In last year’s second quarter, revenue was $354 million and operating expenses were $276 million. Income from continuing operations was $4 million, or $0.03 per share, compared to $49 million, or $0.40 per diluted share, in the comparable prior year period.

Monster ended the second quarter of 2009 with total available liquidity of $493 million, and net cash and marketable securities of $235 million, compared with net cash and securities of $247 million at the end of the 2009 first quarter.

During the quarter, the Company paid back a total of $157 million under its revolving credit lines, and currently has approximately $97 million classified as debt on the balance sheet. Cash used from operating activities was $14 million compared to $14 million generated in the 2009 first quarter.

Capital expenditures were $11 million, down from $30 million in last year’s second quarter and $15 million in the first quarter of this year. Approximately $81 million of auction rate securities are classified as a long-term asset on the consolidated balance sheet, and are included in the cash and marketable securities balance as of June 30, 2009.

Monster Worldwide’s deferred revenue balance at June 30, 2009 was $290 million, compared with last year’s second quarter balance of $470 million, and $345 million reported for the first quarter of 2009.

Six Months Results

Monster Worldwide reported total revenue of $477 million for the six months ended June 30, 2009 compared to $721 million in the comparable period last year, a 34% decrease, or 28% before the negative impact of foreign exchange rates. Monster Careers revenue declined 37% to $413 million compared with $658 million in the 2008 period. Internet Advertising & Fees reported revenue of $64 million, a slight increase over the $63 million reported in the prior year period. The Company reported a loss from continuing operations of $12 million, or $0.10 per diluted share, compared to income from continuing operations of $42 million, or $0.35 per diluted share in the prior year period.

Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://about-monster.com/q209.pdf or through the Company’s Investor Relations website at http://ir.monster.com.

Conference Call Information

Second quarter 2009 results will be discussed on Monster Worldwide’s quarterly conference call taking place on July 30, 2009 at 5:00 PM EDT.  To join the conference call, please dial (888) 551-5973 at 4:50 PM EDT and reference conference ID# 18221496.  For those outside the United States, please dial (706) 643-3467 and reference the same conference ID#.  The call will begin promptly at 5:00 PM EDT.  Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at http://ir.monster.com.  For a replay of the call, please dial (800) 642-1687 or outside the United States dial (706) 645-9291 and reference ID #18221496.  This number is valid until midnight on August 6, 2009.

Contacts

Investors: Robert Jones, (212) 351-7032, Robert.Jones@monsterworldwide.com
Media: Steve Sylven, (978) 461-8503, Steve.Sylven@monster.com

About Monster Worldwide

Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster(R), the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index. To learn more about Monster’s industry-leading products and services, visit www.monster.com.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income, operating margin, income from continuing operations and diluted earnings per share all exclude certain pro forma adjustments including: costs associated with the Company’s historical stock option grant practices, related litigation and potential fines or settlements; severance costs for former executive officers incurred in the second quarter of 2007; costs related to the measures taken by the Company in response to a security breach in August 2007; the strategic restructuring actions initiated in the third quarter of 2007; and the fair value adjustment to deferred revenue in connection with the acquisition of ChinaHR. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Operating income before depreciation and amortization (“OIBDA”) is defined as income from operations before depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Special Note: Except for historical information contained herein, the statements made in this release, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, ongoing costs associated with the Company’s historical stock option grant practices, costs associated with the restructuring and security breach, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenue	$223,057	$354,294	$477,460	$720,766

Salaries and related	113,484	135,879	235,869	276,327
Office and general	59,862	75,358	121,975	149,257
Marketing and promotion	44,953	68,976	118,644	180,830
Provision for legal settlements, net	—	40,100	—	40,100
Restructuring and other special charges	5,097	2,732	16,105	9,659

Total operating expenses	223,396	323,045	492,593	656,173

Operating (loss) income	(339)	31,249	(15,133)	64,593

Interest and other, net	76	3,057	1,279	10,440

(Loss) income from continuing operations before income taxes and equity interests	(263)	34,306	(13,854)	75,033

Income taxes	(83)	12,153	(4,572)	27,296
Loss in equity interests, net	(1,190)	(3,592)	(2,429)	(5,414)

(Loss) income from continuing operations	(1,370)	18,561	(11,711)	42,323

Income from discontinued operations, net of tax	—	12,269	—	11,098

Net (loss) income	$(1,370)	$30,830	$(11,711)	$53,421

Basic (loss) earnings per share:

(Loss) income from continuing operations	$(0.01)	$0.15	$(0.10)	$0.35
Income from discontinued operations, net of tax	—	0.10	—	0.09

Basic (loss) earnings per share	$(0.01)	$0.26	$(0.10)	$0.44

Diluted (loss) earnings per share:

(Loss) income from continuing operations	$(0.01)	$0.15	$(0.10)	$0.35
Income from discontinued operations, net of tax	—	0.10	—	0.09

Diluted (loss) earnings per share	$(0.01)	$0.25	$(0.10)	$0.44

Weighted average shares outstanding:

Basic	119,274	120,885	119,066	121,798

Diluted	119,274	121,541	119,066	122,552

Operating (loss) income before depreciation and amortization:

Operating (loss) income	$(339)	$31,249	$(15,133)	$64,593
Depreciation and amortization of intangibles	16,945	13,604	33,265	25,793
Amortization of stock-based compensation	9,920	8,533	20,268	13,866
Restructuring non-cash expenses	1,055	923	4,723	3,009

Operating income before depreciation and amortization	$27,581	$54,309	$43,123	$107,261

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2009	2008
Cash flows provided by operating activities:
Net (loss) income	$(11,711)	$53,421

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
(Income) from discontinued operations, net of tax	—	(11,098)
Depreciation and amortization of intangibles	33,265	25,793
Provision for legal settlements, net	—	40,100
Provision for doubtful accounts	6,884	6,771
Non-cash compensation	20,268	15,028
Deferred income taxes	(6,421)	(19,582)
Non-cash restructuring write-offs and loss on disposal of assets	4,741	2,085
Loss in equity interests	2,428	5,414
Changes in assets and liabilities, net of business combinations:
Accounts receivable	120,239	82,660
Prepaid and other	16,861	19,098
Deferred revenue	(124,536)	(53,923)
Accounts payable, accrued liabilities and other	(61,893)	(13,597)
Net cash used for operating activities of discontinued operations	—	(3,129)

Total adjustments	11,836	95,620

Net cash provided by operating activities	125	149,041

Cash flows (used for) provided by investing activities:
Capital expenditures	(26,379)	(50,213)
Purchase of marketable securities	(7,476)	(156,882)
Sales and maturities of marketable securities	3,317	436,305
Payments for acquisitions and intangible assets, net of cash acquired	—	(61,567)
Cash funded to equity investee	(3,314)	(5,000)
Dividends received from unconsolidated investee	763	1,011

Net cash (used for) provided by investing activities	(33,089)	163,654

Cash flows provided by (used for) financing activities:
Proceeds from borrowings on credit facilities short-term	199,203	—
Payments for borrowings on credit facilities short-term	(157,173)	—
Repurchase of common stock	(2,435)	(86,327)
Payments on debt obligations	(6)	(147)
Proceeds from exercise of employee stock options	9	1,046
Excess tax benefits from equity compensation plans	4	120

Net cash provided by (used for) financing activities	39,602	(85,308)

Effects of exchange rates on cash	7,354	8,323

Net increase in cash and cash equivalents	13,992	235,710
Cash and cash equivalents, beginning of period	222,260	129,744

Cash and cash equivalents, end of period	$236,252	$365,454

Free cash flow:

Net cash provided by operating activities	$125	$149,041
Less: Capital expenditures	(26,379)	(50,213)

Free cash flow	$(26,254)	$98,828

MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2009	December 31, 2008

Assets:

Cash and cash equivalents	$236,252	$222,260
Marketable securities, current	14,533	1,425
Accounts receivable, net	249,004	376,720
Marketable securities, non — current	81,272	90,347
Property and equipment, net	153,942	161,282
Goodwill and intangibles, net	944,981	946,881
Other assets	109,483	117,675

Total assets	$1,789,467	$1,916,590

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other	$192,289	$254,425
Deferred revenue	289,818	414,312
Borrowings on credit facilities short-term	97,000	54,971
Non-current income taxes payable	125,991	119,951
Other liabilities	30,971	25,658

Total liabilities	736,069	869,317

Stockholders’ equity	1,053,398	1,047,273

Total liabilities and stockholders’ equity	$1,789,467	$1,916,590

MONSTER WORLDWIDE, INC.
UNAUDITED OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended June 30, 2009	North America	International	Fees	Expenses	Total

Revenue	$101,799	$88,598	$32,660		$223,057
Operating (loss) income	10,919	(2,019)	4,926	$(14,165)	(339)
OIBDA	22,066	8,386	7,939	(10,810)	27,581

Operating margin	10.7%	-2.3%	15.1%		-0.2%
OIBDA margin	21.7%	9.5%	24.3%		12.4%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended June 30, 2008	North America	International	Fees	Expenses	Total

Revenue	$164,280	$156,673	$33,341		$354,294
Operating income	58,409	31,916	4,656	$(63,732)	31,249
OIBDA	67,636	40,361	7,508	(61,196)	54,309

Operating margin	35.6%	20.4%	14.0%		8.8%
OIBDA margin	41.2%	25.8%	22.5%		15.3%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Six Months Ended June 30, 2009	North America	International	Fees	Expenses	Total

Revenue	$220,983	$192,263	$64,214		$477,460
Operating (loss) income	11,747	(2,690)	8,483	$(32,673)	(15,133)
OIBDA	34,338	19,135	14,303	(24,653)	43,123

Operating margin	5.3%	-1.4%	13.2%		-3.2%
OIBDA margin	15.5%	10.0%	22.3%		9.0%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Six Months Ended June 30, 2008	North America	International	Fees	Expenses	Total

Revenue	$347,818	$309,945	$63,003		$720,766
Operating income	98,110	41,559	3,225	$(78,301)	64,593
OIBDA	115,238	57,023	8,300	(73,300)	107,261

Operating margin	28.2%	13.4%	5.1%		9.0%
OIBDA margin	33.1%	18.4%	13.2%		14.9%

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
		Proforma				Proforma
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$223,057	$725	a	$223,782	$354,294	$—		$354,294

Salaries and related	113,484	—		113,484	135,879	—		135,879
Office and general	59,862	(2,245	)b	57,617	75,358	(4,256	)b	71,102
Marketing and promotion	44,953	—		44,953	68,976	—		68,976
Provision for legal settlements, net	—	—		—	40,100	(40,100	)c	—
Restructuring and other special charges	5,097	(5,097	)d	—	2,732	(2,732	)d	—

Total operating expenses	223,396	(7,342)		216,054	323,045	(47,088)		275,957

Operating (loss) income	(339)	8,067		7,728	31,249	47,088		78,337
Operating margin	-0.2%			3.5%	8.8%			22.1%

Interest and other, net	76	—		76	3,057	—		3,057

(Loss) income from continuing operations before income taxes and equity interests	(263)	8,067		7,804	34,306	47,088		81,394

Income taxes	(83)	2,546	e	2,463	12,153	16,681	e	28,834
Losses in equity interests, net	(1,190)	—		(1,190)	(3,592)	—		(3,592)

(Loss) Income from continuing operations	$(1,370)	$5,521		$4,151	$18,561	$30,407		$48,968

Diluted (loss) earnings per share from continuing operations *	$(0.01)	$0.05		$0.03	$0.15	$0.25		$0.40

Weighted average shares outstanding:
Diluted	119,274	121,809		121,809	121,541	121,541		121,541

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
		Proforma		Consolidated		Proforma
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP

Revenue	$477,460	$1,719	a	$479,179	$720,766	—		$720,766

Salaries and related	235,869	—		235,869	276,327	93	b	276,420
Office and general	121,975	(5,265	)b	116,710	149,257	(7,783	)b	141,474
Marketing and promotion	118,644	—		118,644	180,830	—		180,830
Provision for legal settlements, net	—	—		—	40,100	(40,100	)c	—
Restructuring and other special charges	16,105	(16,105	)d	—	9,659	(9,659	)d	—

Total operating expenses	492,593	(21,370)		471,223	656,173	(57,449)		598,724

Operating (loss) income	(15,133)	23,089		7,956	64,593	57,449		122,042
Operating margin	-3.2%			1.7%	9.0%			16.9%

Interest and other, net	1,279	—		1,279	10,440	—		10,440

Income from continuing operations before income taxes and equity interests	(13,854)	23,089		9,235	75,033	57,449		132,482

Income taxes	(4,572)	7,620	e	3,048	27,296	20,899	e	48,195
Losses in equity interests, net	(2,429)	—		(2,429)	(5,414)	—		(5,414)

Income from continuing operations	$(11,711)	$15,469		$3,758	$42,323	$36,550		$78,873

Diluted earnings per share from continuing operations *	$(0.10)	$0.13		$0.03	$0.35	$0.30		$0.64

Weighted average shares outstanding:
Diluted	119,066	120,904		120,904	122,552	122,552		122,552
Note Regarding ProForma Adjustments:
The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
ProForma adjustments consist of the following:
a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to our acquisition of China HR.
b	Costs associated with the ongoing investigation into the Company’s historical stock option granting practices, net of reimbursements as well as costs associated with the security breach incurred in 2008.
c	Provision for costs associated with the proposed legal settlements related to the stock option litigation, net of recoveries.
d	Restructuring related charges pertaining to the strategic restructuring actions that the Company announced on July 30, 2007. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, contract termination costs, relocation costs and professional fees.
e	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income from continuing operations before income taxes and equity interests.

*	Diluted earnings per share may not add in certain periods due to rounding. Diluted shares used for 2009 GAAP presentation are the same as basic shares due to a net loss in 2009.

MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended June 30, 2009	North America	International	Fees	Expenses	Total

Revenue — GAAP	$101,799	$88,598	$32,660		$223,057
Proforma Adjustments	—	725	—		725

Revenue — Non GAAP	$101,799	$89,323	$32,660		$223,782

Operating (loss) income — GAAP	$10,919	$(2,019)	$4,926	$(14,165)	$(339)
Proforma Adjustments	1,486	4,002	170	2,409	8,067

Operating (loss) income — Non GAAP	$12,405	$1,983	$5,096	$(11,756)	$7,728

Operating margin — GAAP	10.7%	-2.3%	15.1%		-0.2%
Operating margin — Non GAAP	12.2%	2.2%	15.6%		3.5%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended June 30, 2008	North America	International	Fees	Expenses	Total

Revenue	$164,280	$156,673	$33,341		$354,294

Operating income (loss) — GAAP	$58,409	$31,916	$4,656	$(63,732)	$31,249
Proforma Adjustments	926	1,400	338	44,424	47,088

Operating income (loss) — Non GAAP	$59,335	$33,316	$4,994	$(19,308)	$78,337

Operating margin — GAAP	35.6%	20.4%	14.0%		8.8%
Operating margin — Non GAAP	36.1%	21.3%	15.0%		22.1%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Six Months Ended June 30, 2009	North America	International	Fees	Expenses	Total

Revenue — GAAP	$220,983	$192,263	$64,214		$477,460
Proforma Adjustments	—	1,719	—		1,719

Revenue — Non GAAP	$220,983	$193,982	$64,214		$479,179

Operating (loss) income — GAAP	$11,747	$(2,690)	$8,483	$(32,673)	$(15,133)
Proforma Adjustments	3,758	12,086	616	6,629	23,089

Operating (loss) income — Non GAAP	$15,505	$9,396	$9,099	$(26,044)	$7,956

Operating margin — GAAP	5.3%	-1.4%	13.2%		-3.2%
Operating margin — Non GAAP	7.0%	4.8%	14.2%		1.7%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Six Months Ended June 30, 2008	North America	International	Fees	Expenses	Total

Revenue	$347,818	$309,945	$63,003		$720,766

Operating income — GAAP	$98,110	$41,559	$3,225	$(78,301)	$64,593
Proforma Adjustments	4,180	4,702	1,160	47,407	57,449

Operating income — Non GAAP	$102,290	$46,261	$4,385	$(30,894)	$122,042

Operating margin — GAAP	28.2%	13.4%	5.1%		9.0%
Operating margin — Non GAAP	29.4%	14.9%	7.0%		16.9%